UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-42460	99-3527155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 339-222-6714

1659 Chinaberry Ct.

Naples, FL 34105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RAIN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	RAINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2025, Rain Enhancement Technologies Holdco, Inc. (the “Company”) received written notice (the “MVLS Notice”) from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) which notified the Company that, for the 30 consecutive business days ended February 14, 2025, the Company’s market value of listed securities (“MVLS”) closed below the $50,000,000 MVLS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until August 18, 2025 (the “MVLS Compliance Period”), to regain compliance with the MVLS Rule. The MVLS Notice notes that, to regain compliance, the Company’s MVLS must close at or above $50,000,000 for a minimum of ten consecutive business days during the MVLS Compliance Period. The MVLS Notice further notes that if the Company is unable to satisfy the MVLS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market). If the Company does not regain compliance by the end of the MVLS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

Also on February 18, 2025, the Company received written notice (the “MVPHS Notice”) from the Staff that for the 30 consecutive business days ended February 14, 2025, the Company’s market value of publicly held securities (“MVPHS”) closed below the $15,000,000 MVPHS threshold required for continued listing on Nasdaq under Nasdaq Listing Rule 5450(b)(2)C) (the “MVPHS Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until August 18, 2025 (the “MVPHS Compliance Period”), to regain compliance with the MVPHS Rule. The MVPHS Notice notes that, to regain compliance, the Company’s MVPHS must close at or above $15,000,000 for a minimum of ten consecutive business days during the MVPHS Compliance Period. The MVPHS Notice further notes that if the Company is unable to satisfy the MVPHS requirement prior to such date, the Company may be eligible to transfer the listing of its securities to The Nasdaq Capital Market (provided that the Company then satisfies the requirements for continued listing on that market). If the Company does not regain compliance by the end of the MVPHS Compliance Period, Nasdaq staff will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination to a hearings panel.

The MVLS Notice and MVPHS Notice are notifications of deficiency, not of imminent delisting, and have no immediate effect on the listing of the Company’s securities. The Company’s Class A common stock and warrants continue to trade on Nasdaq under the symbols “RAIN” and “RAINW”, respectively.

The Company intends to actively monitor the Company’s MVLS and MVPHS between now and August 18, 2025, and may, if appropriate, evaluate available options to resolve the deficiencies and regain compliance with the MVLS Rule and MVPHS Rule. While the Company is exercising diligent efforts to maintain the listing of its securities on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing standards.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

	By:	/s/ Oanh Truong
	Name:	Oanh Truong
	Title:	Interim Chief Financial Officer

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